EXHIBIT 23.2


            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the Employees' Savings Plan of "SUPERCOM LTD." of our report dated March 22, 2004, with respect to the consolidated financial statements of "SUPERCOM LTD." included in its Annual Report (Form 20-F) for the year ended December 31, 2003, filed with the Securities and Exchange Commission.




                                         /s/ Kost, Forer, Gabbay & Kassierer
                                         ------------------------------------
                                         Kost, Forer, Gabbay & Kassierer
                                         A Member of Ernst & Young Global

Tel-Aviv, Israel
December 13, 2004